Exhibit 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) dated and effective as of January     , 2014, is by and among (a) ENERNOC, INC., a Delaware corporation (the “Borrower”), (b) each of the several banks and other financial institutions or entities party to this Agreement as a “Lender” hereunder (each a “Lender” and, collectively, the “Lenders”), including SILICON VALLEY BANK (“SVB”), (c) SVB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), (d) SVB, as the Issuing Lender, and (e) SVB, as the Swingline Lender.

W I T N E S S E T H:

WHEREAS, the parties hereto are party to that certain Credit Agreement dated as of April 18, 2013 as amended by a First Amendment to Credit Agreement dated August 2, 2013, and as further amended by a Second Amendment to Credit Agreement (the “Second Amendment”) dated December 3, 2013 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following definitions of “Domestic Subsidiary” and “Foreign Subsidiary” in alphabetical order therein:

“Domestic Subsidiary”: any Subsidiary of any Loan Party organized under the laws of any jurisdiction within the United States.

“Foreign Subsidiary”: in respect of any Loan Party, any Subsidiary of such Loan Party that is not a Domestic Subsidiary of such Loan Party.

3. Amendments to Section 1.1 of the Credit Agreement. The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Permitted Acquisition” means the purchase or other acquisition by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person; provided that, with respect to each such purchase or other acquisition:

(a) each such purchase or acquisition is of a Person or ongoing business engaged in business activities in which the Borrower is permitted to engage pursuant to Section 7.15;

(b) (i) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after giving effect to such purchase or other acquisition, on a pro forma basis, the Borrower and its Subsidiaries shall be in compliance with each of the covenants set forth in this Agreement (including Section 7.1);

(c) any Person so acquired becomes a guarantor under the Guarantee and Collateral Agreement and the other requirements of Section 6.11 (subject to the limitations therein with respect to Excluded Foreign Subsidiaries and Immaterial Subsidiaries) and the Security Documents are satisfied within the applicable time periods set forth therein;

(d) the total consideration for such purchases or other acquisitions (including Indebtedness permitted by the terms of Sections 7.2(g) and 7.2(h) hereof calculated as of the date such Indebtedness is assumed or incurred) shall not exceed $70,000,000 in the aggregate for all purchases or acquisitions during the term of this Agreement less the dollar amount of all stock repurchases effectuated pursuant to Section 7.6(b)(ii) of this Agreement;”

(e) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Sections 7.2(g) and 7.2(h) hereof;

(f) the acquisition shall not be a Hostile Acquisition;

(g) the Borrower shall have delivered to the Administrative Agent and each Lender, at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(h) immediately before and after giving effect to any such purchase or other acquisition, Unrestricted Cash exceeds $55,000,000.”

4. Amendment to Section 1.1 of the Credit Agreement. The definition of “Immaterial Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Immaterial Subsidiary”: each of Borrower’s Domestic Subsidiaries listed on Schedule 1.1C hereto as such Schedule may be revised or supplemented from time to time with the consent of the Required Lenders, provided that (i) each such Domestic Subsidiary does not individually (a) at any time have total assets (excluding intangible assets (other than patents, patent licenses, copyrights, copyright licenses, trademarks, and trademark licenses) and goodwill) with a book value equal to or in excess of $15,000,000, (b) have revenues equal to or greater than $15,000,000 tested as of the last day of the fiscal quarter then most recently ended for the trailing 12 months ended on such date, in each case as determined in accordance with GAAP, (c) have a month-end cash balance in excess of $3,000,000, or (d) own any material Intellectual Property or any application therefor; and (ii) all such Domestic Subsidiaries do not in the aggregate (a) at any time have total assets (excluding intangible assets (other than patents, patent licenses, copyrights, copyright licenses, trademarks, and trademark licenses) and goodwill) with a book value equal to or in excess of $15,000,000, (b) have revenues equal to or greater than $25,000,000 tested as of the last day of the fiscal quarter then most recently ended for the trailing twelve (12) months ended on such date, in each case as determined in accordance with GAAP, (c) have a month-end cash balance in excess of $3,000,000, or (d) own any material Intellectual Property or any application therefor.”

5. Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by deleting the “and” following Section 6.1(a), deleting the “.” at the end of Section 6.1(b) and inserting “; and” in lieu thereof, and adding the following new Section 6.1(c) reading as follows:

“(c) as soon as available, but in any event not later than forty five (45) days after the end of each fiscal quarter of the Borrower, the unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidating statements of income for such quarter and the portion of the fiscal year through the end of such quarter and consolidating statements of cash flow, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).”

6. Amendment to Section 6.9(b) of the Credit Agreement. Section 6.9(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b) No Loan Party or Immaterial Subsidiary shall maintain any depository account, operating account, securities account or other bank or investment account outside of the United States; provided, that Foreign Subsidiaries may maintain depository accounts, operating accounts, securities accounts or other bank or investment accounts outside the United States.”

7. Amendment to Section 6.11 of the Credit Agreement. Clause (d) of Section 6.11 of the Credit Agreement is hereby amended and restated to read as follows:

“(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Foreign Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary (or any of the voting or nonvoting Capital Stock of any Subsidiary of an Excluded Foreign Subsidiary) be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if any (it being understood that the Capital Stock owned by the Borrower in [EnerNOC Japan KK, a Japanese joint stock corporation,] is not certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, this subsection 6.11(d) shall not apply to the formation of a joint venture in accordance with Section 7.7(j).”

8. Amendment to Section 7.1(b) of the Credit Agreement. Section 7.1(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b) Minimum Free Cash Flow. Permit Free Cash Flow to be less than (i) ($36,500,000) for the fiscal quarter ending on March 31, 2013, (ii) ($73,500,000) for the trailing two fiscal quarters ending on June 30, 2013, (iii) $42,000,000 for the trailing three fiscal quarters ending on September 30, 2013, and (iv) $15,000,000 for the trailing four fiscal quarters ending on December 31, 2013 and for the trailing four fiscal quarters ending on the last day of each fiscal quarter thereafter.”

9. Amendments to Section 7.2 of the Credit Agreement. Section 7.2 of the Credit Agreement is hereby amended by deleting clauses (g) and (h) thereof and inserting the following in lieu thereof:

“(g) Indebtedness of the type described in clause (b) of the definition of Indebtedness consisting of earn-out or other acquisition-related obligations incurred in connection with Permitted Acquisitions by the Borrower or any of its Subsidiaries; provided, that, the total amount of such Indebtedness consisting of earn-out or other acquisition-related obligations shall not exceed (i) $5,000,000 for any single acquisition or (ii) $10,000,000 in the aggregate for all acquisitions during the term of this Agreement; and provided, further, that, the total amount of such Indebtedness consisting of earn-out or other acquisition-related obligations shall be counted towards the cap on total consideration for Permitted Acquisitions pursuant to clause (d) of the definition of “Permitted Acquisition” as of the date such Indebtedness is incurred; and

(h) Indebtedness of a newly acquired Subsidiary assumed or incurred in connection with a Permitted Acquisition; provided, that (i) such Indebtedness is paid off in full by the newly acquired Subsidiary within five (5) business days following the closing of the applicable Permitted Acquisition, (ii) the amount of such Indebtedness is deducted from the total purchase price paid by the Borrower in the applicable purchase or acquisition to acquire the new Subsidiary and (iii) the total amount of such Indebtedness shall be counted towards the cap on total consideration for Permitted Acquisitions pursuant to clause (d) of the definition of “Permitted Acquisition” calculated as of the date such Indebtedness is assumed or incurred;

(i) Intercompany Indebtedness incurred by a Foreign Subsidiary to the Borrower or another Loan Party for the sole purpose of financing a Permitted Acquisition made or to be made by such Foreign Subsidiary; provided, that (i) immediately before and after giving effect to the disbursement of such loan Unrestricted Cash exceeds $55,000,000 and (ii) such intercompany Indebtedness is evidenced by a promissory note and each such promissory note is delivered to the Administrative Agent as Collateral for the Obligations in accordance with Section 5.1 of the Guarantee and Collateral Agreement; and

(j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $500,000 at any one time outstanding.”

10. Amendments to Section 7.5 of the Credit Agreement. Section 7.5 of the Credit Agreement is hereby amended by amending and restating clauses (h) and (i) thereof to read as follows:

“(h) the Disposition of any property, including Intellectual Property, having a fair market value not to exceed $5,000,000 for any Disposition or $10,000,000 in the aggregate for all Dispositions during the term of this Agreement; and

(i) the licensing of intellectual property rights to Foreign Subsidiaries of the Borrower for exclusive use in the limited territories in which such Foreign Subsidiaries operate (other than the United States); provided, that such licenses are non-transferable (other than to Group Members) and terminate upon the applicable Foreign Subsidiary no longer being a Subsidiary of the Borrower.”

11. Amendment to Section 7.6(b)(ii) of the Credit Agreement. The second proviso in Section 7.6(b)(ii) of the Credit Agreement is hereby amended and restated to read as follows:

“; provided further that the aggregate amount of repurchases under this clause (ii) shall not exceed $30,000,000 in the aggregate during the period commencing on the Closing Date through and including the date of the Discharge of the

Obligations; provided, further, that no repurchases may be made pursuant to this clause (ii) unless immediately before and immediately after giving effect to the applicable repurchase, Unrestricted Cash exceeds $55,000,000;”

12. Amendment to Section 7.7 of the Credit Agreement. Section 7.7(i) of the Credit Agreement is hereby amended and restated to read as follows:

“(i) (i) Investments of a Subsidiary that is not a Loan Party in or to other Subsidiaries or a Borrower, (ii) Investments of a Loan Party in another Loan Party, and (iii) Investments by the Borrower in Foreign Subsidiaries that are not Loan Parties provided that such Investments are limited to (A) the formation of such Foreign Subsidiaries and (B) Investments to finance the ordinary and necessary current operating expenses of such Foreign Subsidiaries; provided, however, no such Investments may be made in Foreign Subsidiaries pursuant to this clause (iii) unless immediately before and immediately after giving effect to the applicable Investment, Unrestricted Cash exceeds the dollar amount of the Total Revolving Commitment then in effect.”

13. Amendment to Section 7.7 of the Credit Agreement. Section 7.7 of the Credit Agreement is hereby amended by deleting the “and” following clause (j), deleting the “.” at the end of clause (k) and inserting “; and” in lieu thereof, and adding the following new clause (l) reading as follows:

“(l) Other Investments by the Borrower in non-wholly-owned Subsidiaries provided that the aggregate amount of such Investments shall not exceed $2,000,000 in the aggregate during the term of this Agreement.”

14. Amendment to Section 7 of the Credit Agreement. The Credit Agreement is hereby amended by adding a new Section 7.20 reading as follows:

“7.20 Investments in Foreign Subsidiaries. Permit, at any time at which Unrestricted Cash is less than the dollar amount of the Total Revolving Commitment then in effect, the Borrower’s Foreign Subsidiaries to have either (i) aggregate total assets equal to or in excess of 30% of the aggregate total assets (excluding intangible assets (other than patents, patent licenses, copyrights, copyright licenses, trademarks, and trademark licenses) and goodwill) of the Borrower and its Subsidiaries tested as of the last day of the fiscal quarter then most recently ended for the trailing twelve (12) months ended on such date or (ii) revenues equal to or greater than 30% of the aggregate total revenues of the Borrower and its Subsidiaries, tested as of the last day of the fiscal quarter then most recently ended for the trailing twelve (12) months ended on such date.”

15. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

(b)	All necessary consents and approvals to this Amendment shall have been obtained.

(c)	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)	After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)	All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

16. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Effect on the Borrower or its business, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action (ii) do not and will not (A) violate any provision of federal, state or local law, rule or regulation, or any order, judgment, decree, writ, injunction or award of any arbitrator, court or Governmental Authority finding on it or its Subsidiaries, the governing documents of it or its Subsidiaries, or any order, judgment or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of it or its Subsidiaries, except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Borrower or its business, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Group Member, other than Liens permitted by the terms of the Credit Agreement, or (D) require any approval of any Group Member’s interest holders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material Contractual

Obligations, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Borrower or its business.

(c) No authorization or approval or other action by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party.

(d) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Group Member.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(g) This Amendment has been entered into without force or duress, of the free will of the Borrower, and the decision of the Borrower to enter into this Amendment is a fully informed decision and the Borrower is aware of all legal and other ramifications of each decision.

(h) The Borrower has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

17. Ratification of Collateral Information Certificate. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Collateral Information Certificate dated as of April 18, 2013, delivered by the Borrower to the Administrative Agent, as updated by that certain Second Updated Collateral Information Certificate attached as Exhibit B to the Second Amendment, and acknowledges, confirms and agrees the disclosures and information the Borrower provided to the Administrative Agent in said Collateral Information Certificate, as updated, have not changed, as of the date hereof.

18. Amendment Fee; Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolving Percentages, an amendment fee of $175,000, which amendment fee is due and payable on the date of this Amendment. The Borrower also shall pay to the Administrative Agent and each Lender all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto. In addition thereto, the Borrower agrees to reimburse the Administrative Agent and each Lender on demand for its reasonable costs arising out of this Amendment and all documents or instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent or any Lender).

19. Release by Group Members. The Borrower hereby acknowledges and agrees that as of the date hereof to the knowledge of the Borrower, the Borrower has no offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Administrative Agent and each Lender from any liability thereunder.

20. Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

21. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

22. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

23. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the Amendment Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

24. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

25. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

26. Reaffirmation of Obligations. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

27. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

28. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ENERNOC, INC.

By:	/S/ NEIL MOSES
Name: Neil Moses
Title: CFO

[Signature page 1 to Third Amendment to Credit Agreement]

SILICON VALLEY BANK,
as Administrative Agent, Issuing Lender, and as a Lender

By:	/S/ RUSSELL FOLLANSBEE
Name: Russell Follansbee
Title: Vice President

COMERICA BANK,
as a Lender

By:	/S/ JASON PAN
Name: Jason Pan
Title: Vice President

[Signature page 2 to Third Amendment to Credit Agreement]

The each of the undersigned hereby:

(i) acknowledges and agrees to the foregoing Amendment and hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Guarantee and Collateral Agreement dated as of April 18, 2013 (the “GCA”), and

(ii) acknowledges, confirms and agrees that the (a) guarantee set forth in Section 2.1 of the GCA shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (b) the Secured Obligations of the undersigned pursuant to the GCA, without limitation, all Obligations of the under the Loan Documents.

COGENT ENERGY, INC.

By:	/S/ LAURIE HARRISON
Name: Laurie Harrison
Title: Vice President

M2M COMMUNICATIONS CORPORATION

By:	/S/ LAURIE HARRISON
Name: Laurie Harrison
Title: Vice President

GLOBAL ENERGY PARTNERS, INC.

By:	/S/ LAURIE HARRISON
Name: Laurie Harrison
Title: Vice President

[Acknowledgement page to Third Amendment to Credit Agreement]